Exhibit 5.1

lawyers@saul.com

www.saul.com

June 22, 2026

Supernus Pharmaceuticals, Inc.

9715 Key West Avenue

Rockville, Maryland 20850

The Board of Directors:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) authorized pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”).

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company and the Plan, each of which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SAUL EWING LLP
Saul Ewing LLP